UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2020

Windtree Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26422	94-3171943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(215) 488-9300

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 24, 2020 the Company and each of the holders of the Company’s Series F Warrants (the “Series F Holders”) dated as of December 24, 2018 (the “Series F Warrant”) to purchase Common Stock, par value $0.001 per share (“Common Stock”) entered into Amendment No. 1 to the Series F Warrant to purchase Common Stock (the “Series F Amendment”) whereby the expiration date of the Series F Warrant was extended from June 24, 2020 to December 24, 2020 in consideration for the Series F Holders agreeing to be bound by a lockup provision with respect to any shares of Common Stock or securities convertible, exchangeable or exercisable into shares of Common Stock that are beneficially owned, held or acquired by the Series F Holders (the “Securities”). Such lockup provision provides that the Series F Holders will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of the Securities for a period of ninety (90) days following the earlier of (i) the closing date of the Company’s next public offering of securities, or (ii) December 24, 2020.

The foregoing description of the Series F Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Series F Warrant, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information in Item 1.01 above with regard to the Series F Amendment is incorporated in this Item 3.02 by reference. To the extent that the Series F Amendment constitutes an issuance of securities, the issuance is exempt under the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below with regard to the Reverse Split (as defined below) is incorporated in this Item 3.03 by reference.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2020, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-3 (1:3) reverse stock split (the “Reverse Split”) of the issued and outstanding shares of Common Stock. The Certificate of Amendment was filed on April 28, 2020, the Reverse split became effective at 12:01 a.m. Eastern Time on April 29, 2020, and the Common Stock began trading on a reverse stock split-adjusted basis on The OTC Market on the opening of trading on April 29, 2020. The trading symbol for the Common Stock will remain “WINT”, although the letter “D” will be temporarily appended to the ticker symbol for twenty (20) trading days following the Reverse Split.

As a result of the Reverse Split, every three (3) shares of issued and outstanding Common Stock were automatically combined into one (1) issued and outstanding share of Common Stock without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Split. Any fractional shares that would otherwise have resulted from the Reverse Split will be paid in cash. The Reverse Split will reduce the number of shares of Common Stock outstanding from 41,092,532 shares to approximately 13,697,395 shares, subject to adjustment for the payment of cash in lieu of fractional shares. After giving effect to the Reverse Split, the total number of shares of all classes of capital stock that the Company is authorized to issue remains 125,000,000 shares. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options granted by the Company, and the number of shares of Common Stock reserved for future issuance under the Company’s equity incentive plans.

The Company’s transfer agent is Continental Stock Transfer & Trust Company. The new CUSIP number for the Common Stock following the Reverse Split is 97382D 303.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

On April 28, 2020, the Company issued a press release announcing the Reverse Split, which is being furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation as filed on April 28, 2020, with the Secretary of State of the State of Delaware

4.1	Form of Series F Warrant Amendment dated April 24, 2020.

99.1	Press Release of Windtree Therapeutics, Inc. dated April 28, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2020

WINDTREE THERAPEUTICS, INC.

By:	/s/ Craig E. Fraser
Name: Craig E. Fraser
Title: President and Chief Executive Officer